UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2025

CLIMB GLOBAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	CLMB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matt Sullivan as Chief Financial Officer

On January 9, 2025, the Board of Directors (the “Board”) of Climb Global Solutions, Inc. (the “Company”) appointed Matthew Sullivan to serve as Chief Financial Officer of the Company, effective as of January 10, 2025 (the “Effective Date”).

Mr. Sullivan, age 38, has 16 years of accounting and financial leadership experience. Mr. Sullivan joined the Company in January 2019 and has served as the Company’s Chief Accounting Officer since February 2022. Mr. Sullivan served as Vice President, Corporate Controller of the Company from March 2020 to February 2022, and as Director of Financial Reporting from January 2019 to March 2020. Prior to joining the Company, Mr. Sullivan was Director of Accounting at Jackson Hewitt from November 2016 to January 2019. Prior to joining Jackson Hewitt, Mr. Sullivan began his professional career in public accounting, including five years with BDO USA. Mr. Sullivan received a Bachelor of Science in Accounting from Kutztown University.

There was no arrangement or understanding between Mr. Sullivan and any other person(s) pursuant to which he was appointed to serve as Chief Financial Officer of the Company, and Mr. Sullivan does not have any family relationships with any of the Company’s executive officers or directors. Mr. Sullivan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Resignation of Andrew Clark as Chief Financial Officer

On January 9, 2025, the Board and Andrew Clark, the Company’s Chief Financial Officer, mutually agreed that Mr. Clark will resign from his positions as Chief Financial Officer and Vice President of the Company, effective as of the Effective Date.

On January 10, 2025, the Company and Mr. Clark entered into a separation agreement, (the “Separation Agreement”). In consideration for Mr. Clark’s release and waiver of claims against the Company and the provision of consulting services to the Company until April 15, 2025, the Company has agreed to the following payments and benefits in lieu of any other benefits and payments that may be due to Mr. Clark under the Climb Global Solutions, Inc. Executive Severance and Change in Control Plan: (i) cash compensation for his services as a consultant in the amount of $86,794.52, payable in three equal amounts on February 14, 2025, March 14, 2025, and April 15, 2025; (ii) $8,159.10 for the cost of COBRA health insurance from February 1, 2025 through April 30, 2025; (iii) the vesting of 4,889 time-vested shares and restricted stock units if he continues his service as a consultant through April 15, 2025; (iv) the vesting of 7,356 restricted stock units granted pursuant to Mr. Clark’s existing performance awards, if Mr. Clark performs the consulting services through April 15, 2025. All non-vested equity awards will be forfeited on April 15, 2025. The Separation Agreement provides Mr. Clark will receive his bonus payment earned for the year 2024 in the amount of $337,500.

The foregoing description is a summary of the Separation Agreement only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 7.01      Regulation FD Disclosure.

On January 13, the Company issued a press release announcing the changes in its executive leadership. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Separation Agreement and General Release, dated January 10, 2025, between the Company and Mr. Clark.
99.1	Press Release dated January 13, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIMB GLOBAL SOLUTIONS, INC.

Date: January 13, 2025	By:	/s/ Dale Foster
	Name:	Dale Foster
	Title:	Chief Executive Officer